Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated June 24, 2005 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Viisage Technology, Inc. (the “Company”), for the year ended December 31, 2004, which are contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP

Boston, Massachusetts

February 13, 2006